SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

                                 Current Report


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                     Date of Report (Date of earliest event
                           reported) October 21, 1999
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                          COMMISSION FILE NO.: 0-23126
                                               -------


                             RELIANCE BANCORP, INC.
             (Exact name of registrant as specified in its charter)


                Delaware                                     11-3187176
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(State or other Jurisdiction of Incorporation             (IRS Employer or
              organization)                               Identification No.)


 585 Stewart Avenue, Garden City, New York                     11530
 -----------------------------------------                     -----
(Address of principal executive officer)                    (Zip Code)


Registrant's telephone number, including area code:       (516) 222-9300
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Item 5.           Other Events

     On October 21, 1999, Reliance Bancorp, Inc. reported its first quarter fiscal year 2000 results. For the quarter ended September 30, 1999, net income increased to $5.4 million from $4.8 million in the prior year quarter. Earnings on a fully diluted per share basis rose 24% to $0.62 from $0.50 and return on average equity increased 13.4% to 16.67%, from 14.70% in the prior year quarter.

         As of September 30, 1999, total assets were $2.5 billion, deposits were $1.6 billion and total stockholders' equity was $171.7 million. At September 30, 1999, the Company had 8,589,490 common shares outstanding with tangible book value per share of common stock of $13.79.

Item 7 (c).       Exhibits

Exhibit 99.1 Press Release reporting the Company's first quarter fiscal year 2000 results.































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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                       By:  /s/ Raymond A. Nielsen
                                            ----------------------
                                            Raymond A. Nielsen
                                            President and
                                            Chief Executive Officer



Dated:    October 21, 1999
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